Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Steve Pavlovich
Investor Relations
(510) 743-6833
spavlovich@opnext.com

OPNEXT STATEMENT REGARDING SITUATION IN THAILAND

Fremont, CA. (October 24, 2011) Opnext, Inc. (NASDAQ: OPXT), a global leader in the design and manufacturing of optical modules and components, today issued the following statement regarding the status of its contract manufacturing operations in Thailand following heavy seasonal rains that have resulted in severe flooding:

Opnext’s primary contract manufacturer, Fabrinet, today announced that, as of October 22, 2011, flood waters had infiltrated the offices and manufacturing floor space at its Chokchai campus in Pathum Thani, Thailand, where it manufactures certain of Opnext’s products. Fabrinet has reported that its manufacturing buildings at Chokchai are currently filled with several feet of water. In addition, local transportation and utilities have been impacted and are affecting access to Fabrinet’s factory as well as the availability of power.

Opnext has not yet been able to assess the full extent of the damage. Fabrinet, however, believes that it is unlikely that production at Chokchai will resume before the end of the calendar year. As a result, Opnext expects that the flooding will have significant impact on the Company’s operations and its ability to meet customer demand for its products in the near future.

While Opnext is still assessing the likely impact of the situation on its financial results for the current and future quarters, Opnext expects that the loss of revenue in the third fiscal quarter ending December 31, 2011 will be material. Multiple factors will affect revenue loss, including Opnext’s ability to move production to other locations, existing inventory from which to meet customers’ needs, the level of demand from customers, and Opnext’s ability to incrementally increase production at other facilities. Opnext expects to describe the anticipated impact in further detail at the time of its second fiscal quarter earnings report on November 1, 2011.

Forward-Looking Statements:

Statements made in this press release include forward-looking statements, including, but not limited to, statements concerning the effects of continued flooding on operations at Fabrinet’s facilities in Thailand and the timing of the reinstatement of production at Fabrinet’s facilities. Forward-looking statements are made based upon management’s good faith expectations and belief concerning future developments and their potential effect upon the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: uncertainty surrounding the ongoing impact of the flooding in Thailand and the possibility that flooding could continue for an extended period of time and could worsen; Fabrinet may be required to suspend operations at its Chokchai facilities for longer than currently anticipated; Opnext’s customers could scale back or cancel their orders in light of perceived or real production and delivery constraints; even if the flooding subsides, the extent of damage to roads and infrastructure in Thailand could continue to have a material impact on our supply chain and logistics; if the flooding continues for an extended period of time, the government of Thailand could order a state of emergency or take other emergency actions, which could further constrain Fabrinet’s operations in Thailand. There can be no assurance that future developments will be in accordance with management’s expectations or that the effects of future developments on the Company will be those anticipated by management. Please refer to the publicly filed documents of the Company, including the Forms 10-Q and 10-K, for additional information about the risks and uncertainties related to the Company’s business that may affect the statements made in this press release.

About Opnext:

Opnext (NASDAQ:OPXT) is the optical technology partner of choice supplying systems providers and OEMs worldwide with one of the industry’s largest portfolios of 10G and higher next generation optical products and solutions. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market the most advanced technology to the communications, defense, security and biomedical industries. Formed out of Hitachi, Opnext has built on more than 30 years experience in advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service and delivering value to its customers. For additional information, visit www.opnext.com.